Exhibit 23


                      CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual
     Report (Form 10-K) of Lilly Industries, Inc. of our report dated January 27, 1995, included in the 1994 Annual Report to
     Shareholders of Lilly Industries, Inc.

     Our audits also included the financial statement schedule of Lilly Industries, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We further consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 33-52959, 33-52956 and 33-52958 pertaining to the Lilly Industries, Inc. 1991 Director Stock Option Plan, the Lilly Industries, Inc. Employee 401(k) Savings Plan and the Lilly Industries, Inc 1992 Stock Option Plan, respectively) of our report dated January 27, 1995, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Lilly Industries, Inc.

                                         /s/ Ernst & Young
     February 24, 1995